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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ____________

                                    Form 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934




Date of report:       November 2, 1994

Date of earliest
event reported:       September 29, 1994



                           BEVERLY ENTERPRISES, INC.
         ____________________________________________________________
            (Exact name of registrant as specified in its charter)



  Delaware                       1-9550                         95-4100309
_____________           ________________________           ___________________
(State of               (Commission File Number)                 (IRS Employer
Incorporation)                                             Identification No.)


          5111 Rogers Avenue, Suite 40-A, Fort Smith, Arkansas 72919
        ______________________________________________________________
              (Address of principal executive offices) (Zip Code)


                                 (501) 452-6712
               __________________________________________________
              (Registrant's telephone number, including area code)


          1200 South Waldron Road, No. 155, Fort Smith, Arkansas 72903
      __________________________________________________________________
         (former name or former address, if changed since last report)
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Item 5.   Other Events.

                 On September 29, 1994 the Board of Directors of Beverly Enterprises, Inc. (the "Company") declared a dividend of one common stock purchase right (the "Rights") for each share of common stock, $.10 par value per share (the "Common Shares"), of the Company outstanding at the close of business on November 2, 1994 (the "Record Date"). Each Right entitles the registered holder thereof, after the Rights become exercisable and until September 28, 2004 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one Common Share at a price of $70 per share, subject to certain antidilution adjustments (the "Purchase Price"). The Rights will be represented by the Common Share certificates and will not be exercisable or transferable apart from the Common Shares until the earlier to occur of (i) ten (10) days following a public announcement that a Person or group of affiliated or associated Persons has become an Acquiring Person (a Person or group of affiliated or associated Persons who has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares), or (ii) ten (10) days after a Person or group commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date," whether or not either such date occurs prior to the Record Date). The Board of Directors has the power, under certain circumstances, to postpone the Distribution Date. Separate certificates representing the Rights will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date. The Rights will first become exercisable on the Distribution Date, unless earlier redeemed or exchanged, and may then begin trading separately from the Common Shares. The Rights will at no time have any voting rights.

                 In the event that a Person becomes an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Shares approved by the Board of Directors of the Company) or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. In the event that, following the first date of public announcement that a Person or group has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

                 At any time after a Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of Common Shares having an aggregate value equal to the Spread (the excess of the value of the Common Shares issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price) per Right (subject to adjustment).





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                 The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the close of business on the tenth day following the first date of public announcement that a Person or group has become an Acquiring Person. The Board of Directors has the power, under certain circumstances, to extend the ten-day redemption period. Under certain circumstances set forth in the Rights Agreement, the decision to redeem or to lengthen or shorten the redemption period shall require the concurrence of a majority of the Continuing Directors (as defined below). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                 The Rights will expire on September 28, 2004 (unless earlier redeemed or exchanged). The Bank of New York is the Rights Agent.

                 The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares or convertible securities at less than the current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Common Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

                 No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

                 Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the Company and the Rights Agent may amend or supplement the Rights Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any time period under the Rights Agreement (so long as, under certain circumstances, a majority of Continuing Directors (as defined below) approve such shortening or lengthening), or so long as the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) are not adversely affected thereby, to make any other provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable, including



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but not limited to extending the Final Expiration Date.  The Company may at any time prior to such time as any Person becomes an Acquiring Person amend the Rights Agreement to lower the thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%.

                 The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the time that any Person becomes an Acquiring Person, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

                 One Right will be distributed to stockholders of the Company for each Common Share owned of record by them on November 2, 1994. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. Approximately 110,540,188 Common Shares have been reserved for issuance upon exercise of the Rights.

                 The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company's stock on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to ten days after the time that a Person or group has become an Acquiring Person as the Rights may be redeemed by the Company at $.01 per Right prior to such time.

                 On October 18, 1994 the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form 8-A (the "Registration Statement") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the registration of the Rights pursuant to Section 12(b) of the Exchange Act. The Registration Statement was declared effective by the Commission on November 1, 1994.

                 The Rights Agreement, dated as of September 29, 1994, between the Company and the Rights Agent specifying the terms of the Rights, the text of the press release announcing the declaration of the Rights, and the form of a letter to be sent to the holders of the Company's Common Stock, dated November 2, 1994, explaining the Rights, are incorporated herein by reference as exhibits to this Current Report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.





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Item 7.          Exhibits.

         4. Rights Agreement, dated as of September 29, 1994, between Beverly Enterprises, Inc. and The Bank of New York, which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form 8-A of Beverly Enterprises, Inc. filed with the Securities and Exchange Commission on October 18, 1994).

         20. Form of Letter to the holders of Beverly Enterprises, Inc. Common Stock, dated November 2, 1994 (incorporated herein by reference to Exhibit 3 to the Registration Statement on Form 8-A of Beverly Enterprises, Inc. filed with the Securities and Exchange Commission on October 18, 1994).

         99. Text of Press Release, dated September 30, 1994 (incorporated herein by reference to Exhibit 2 to the Registration Statement on Form 8-A of Beverly Enterprises, Inc. filed with the Securities and Exchange Commission on October 18, 1994).





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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BEVERLY ENTERPRISES, INC.



Dated:  November 2, 1994
                                        By:     /s/ Robert W. Pommerville
                                        _____________________________________
                                                Robert W. Pommerville
                                                Senior Vice President,
                                                General Counsel and Secretary





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                                 EXHIBIT INDEX


         4. Rights Agreement, dated as of September 29, 1994, between Beverly Enterprises, Inc. and The Bank of New York, which includes the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Common Shares as Exhibit B (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form 8-A of Beverly Enterprises, Inc. filed with the Securities and Exchange Commission on October 18, 1994).

         20. Form of Letter to the holders of Beverly Enterprises, Inc. Common Stock, dated November 2, 1994 (incorporated herein by reference to Exhibit 3 to the Registration Statement on Form 8-A of Beverly Enterprises, Inc. filed with the Securities and Exchange Commission on October 18, 1994).

         99. Text of Press Release dated September 30, 1994 (incorporated herein by reference to Exhibit 2 to the Registration Statement on Form 8-A of Beverly Enterprises, Inc. filed with the Securities and Exchange Commission on October 18, 1994).





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